SECURITIES & EXCHANGE COMMISSION
450 Fifth Street NW
Washington DC 20549

Attn. Document Control



RE	American Depositary
Shares evidenced by
One 1 American
Depositary Receipt
representing One 1
Ordinary Share of
Cintra Concesiones de
Infraestructuras
 Form F6 File No. 333154512



Ladies and Gentlemen

Pursuant to Rule 424b3 under the Securities
Act of 1933 as amended on behalf of The
Bank of New York Mellon as Depositary for securities against which American Depositary
Receipts are to be issued we attach a copy of the new prospectus Prospectus reflecting the Name Change to Ferrovial S.A.

As required by Rule 424e the upper right hand corner of the Prospectus cover page has a reference to Rule 424b3 and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement the Prospectus consists of the ADR certificate with the revised name change for Cintra Concesiones de Infraestructuras.

The Prospectus has been revised to reflect the new name of Ferrovial S.A.

Please contact me with any questions or
comments at 212 8152301.


Paul Brophy
Associate
The Bank of New York Mellon  ADR
Division

Encl.

CC Paul Dudek Esq. Office of International
Corporate Finance



Depositary Receipts
101 Barclay Street, 22nd Floor West, New York 10286